Exhibit 99.1
Third Quarter Investor Relations Update
October 11, 2022
General Overview

●	Capacity: During the third quarter, the Company flew 68.6 billion total available seat miles, down 9.6% versus the third quarter of 2019, compared to its prior guidance of down 8% to 10%.

●	Revenue: The Company expects its third quarter total revenue to be up approximately 13% versus the third quarter of 2019, which is higher than the Company's prior guidance of up 10% to 12%.

●
TRASM: Third quarter total revenue per available seat mile (TRASM) is expected to be up approximately 25% versus the third quarter of 2019, higher than the Company’s previous guidance of up 20% to 24%.

●	CASM[1]: The Company expects its third quarter CASM to be up approximately 14% versus 2019, compared to its previous guidance of up between 12% and 14%.

●	Fuel: The Company expects its cost of fuel to be between $3.73 and $3.78 per gallon of jet fuel (including taxes) and to have consumed 1,031 million gallons during the third quarter of 2022.

●
Taxes: The Company expects to recognize a provision for income taxes at an effective tax rate of approximately 25% in the third quarter, which will be substantially non-cash. See “Net Special Items” and “GAAP to Non-GAAP Reconciliation” below.

●	Shares outstanding: For the third quarter, the Company’s basic and diluted weighted average shares outstanding for financial reporting purposes were 650.6 million and 716.0 million, respectively.

●	Net special items: The Company expects to report a net special items credit of approximately $20 million in the third quarter before the effect of taxes.

●	Operating margin[2]: The Company expects to report an operating margin of approximately 7% in the third quarter.

●	Pre-tax margin[2]: The Company expects to report a pre-tax margin of approximately 4.5% in the third quarter, higher than the Company’s previous guidance of 2% to 4%.

●	Liquidity: The Company expects to end the third quarter with approximately $14.3 billion in total available liquidity.
These results and those reflected in the attached reconciliation tables are preliminary and final results for the third quarter may change. These preliminary results are based upon the Company’s current estimates and are subject to completion of the Company’s financial closing procedures.

1 Total operating cost per available seat mile. All CASM guidance excludes fuel and net special items. CASM excluding fuel and net special items is a non-GAAP measure presented to provide comparability with prior guidance. For a reconciliation of CASM excluding fuel and net special items to the most comparable GAAP measure, please see the GAAP to non-GAAP reconciliation at the end of this document.
2 Operating margin and pre-tax margin exclude net special items and are non-GAAP measures presented to provide period-to-period comparisons. All operating margin and pre-tax margin guidance exclude net special items. For a reconciliation of operating margin and pre-tax margin to the most comparable GAAP measure, please see the GAAP to non-GAAP reconciliation at the end of this document.

Third Quarter Investor Relations Update
October 11, 2022
Summary

3rd Quarter 2022[1,2]
	Previous Guidance 7/21/2022	Current Guidance 10/11/2022

Available seat miles (ASMs) (bil)	~ -8.0% to -10.0% (vs. 3Q19)	~ -9.6% (vs. 3Q19) ~ 68.6 bil ASMs

Total revenue	~ +10.0% to +12.0% (vs. 3Q19)	~ +13.0% (vs. 3Q19)

TRASM	~ +20.0% to +24.0% (vs. 3Q19)	~ +25.0% (vs. 3Q19)

CASM excluding fuel and net special items	~ +12.0% to +14.0% (vs. 3Q19)	~ +14.0% (vs. 3Q19)

Average fuel price (incl. taxes) ($/gal)	~ $3.73 to $3.78	~ $3.73 to $3.78
Fuel gallons consumed (mil)	~ 1,040	~ 1,031

Other nonoperating expense excluding net special items ($ mil)	~ $350	~ $330

Operating margin excluding net special items		~ 7.0%

Pre-tax margin excluding net special items	2.0% to 4.0%	~ 4.5%

Diluted shares outstanding for computing earnings per share excluding net special items (mil)		716.0

Notes:

1.	Includes guidance on certain non-GAAP measures, which exclude, among other things, net special items. Please see the GAAP to non-GAAP reconciliation at the end of this document.
2.	Numbers may not recalculate due to rounding.

GAAP to Non-GAAP Reconciliation
October 11, 2022
The Company sometimes uses financial measures that are derived from the condensed consolidated financial statements but that are not presented in accordance with GAAP to understand and evaluate its current operating performance and to allow for period-to-period comparisons. The Company believes these non-GAAP financial measures may also provide useful information to investors and others. These non-GAAP measures may not be comparable to similarly titled non-GAAP measures of other companies, and should be considered in addition to, and not as a substitute for or superior to, any measure of performance, cash flow or liquidity prepared in accordance with GAAP. The Company is providing a reconciliation of reported non-GAAP financial measures to their comparable financial measures on a GAAP basis.
The tables below present the reconciliations of the following GAAP measures to their non-GAAP measures:
-Operating income (GAAP measure) to operating income excluding net special items (non-GAAP measure)
-Operating margin (GAAP measure) to operating margin excluding net special items (non-GAAP measure)
-Pretax income (GAAP measure) to pretax income excluding net special items (non-GAAP measure)
-Pretax margin (GAAP measure) to pretax margin excluding net special items (non-GAAP measure)
Management uses these non-GAAP financial measures to evaluate the Company's current operating performance and to allow for period-to-period comparisons. As net special items may vary from period-to-period in nature and amount, the adjustment to exclude net special items allows management an additional tool to understand the Company’s core operating performance. Additionally, the tables below present the reconciliations of total operating costs (GAAP measure) to total operating costs excluding net special items and fuel (non-GAAP measure) and total operating costs per ASM (CASM) to CASM excluding net special items and fuel. Management uses total operating costs excluding net special items and fuel and CASM excluding net special items and fuel to evaluate the Company's current operating performance and for period-to-period comparisons. The price of fuel, over which the Company has no control, impacts the comparability of period-to-period financial performance. The adjustment to exclude fuel and net special items allows management an additional tool to understand and analyze the Company’s non-fuel costs and core operating performance.

GAAP to Non-GAAP Reconciliation of Operating Income and Pretax Income
($ mil)
3Q22 Guidance
Total revenue	$13,459

Operating income	$902
Operating margin	6.7%
Operating net special charge	40
Operating income excluding net special items	$942
Operating margin excluding net special items	7.0%

Pretax income	$626
Pretax margin	4.6%
Pretax net special credit	(20)
Pretax income excluding net special items	$606
Pretax margin excluding net special items	4.5%

Note: Amounts may not recalculate due to rounding.

GAAP to Non-GAAP Reconciliation
October 11, 2022

GAAP to Non-GAAP Reconciliation of Total Operating Costs and CASM
($ mil except ASM and CASM data)

	3Q22 Range
	Low	High
Total operating expenses	$12,543	$12,594
Less fuel expense	3,846	3,897
Less operating net special charge	40	40
Total operating expense excluding fuel and net special items (Non-GAAP)	$8,657	$8,657

Total CASM (cts)	18.28	18.36

Total CASM excluding fuel and net special items (cts) (Non-GAAP)	12.62	12.62
Percentage change compared to 3Q 2019 (%)	14.0%	14.0%

Total ASMs (bil)	68.6	68.6

Other non-operating expense
Other non-operating expense	$270	$270
Less non-operating net special credit	(60)	(60)
Other non-operating expense excluding net special items (Non-GAAP)	$330	$330

Note: Amounts may not recalculate due to rounding.

October 11, 2022
Cautionary Statement Regarding Forward-Looking Statements
Certain of the statements contained in this report should be considered forward-looking statements within the meaning of the Securities Act, the Exchange Act and the Private Securities Litigation Reform Act of 1995. These forward-looking statements may be identified by words such as “may,” “will,” “expect,” “intend,” “anticipate,” “believe,” “estimate,” “plan,” “project,” “could,” “should,” “would,” “continue,” “seek,” “target,” “guidance,” “outlook,” “if current trends continue,” “optimistic,” “forecast” and other similar words. Such statements include, but are not limited to, statements about the Company’s plans, objectives, expectations, intentions, estimates and strategies for the future, the continuing availability of borrowings under revolving lines of credit, and other statements that are not historical facts. These forward-looking statements are based on the Company’s current objectives, beliefs and expectations, and they are subject to significant risks and uncertainties that may cause actual results and financial position and timing of certain events to differ materially from the information in the forward-looking statements. These risks and uncertainties include, but are not limited to, those set forth herein as well as in the Company’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2022 (especially in Part I, Item 2. Management’s Discussion and Analysis of Financial Condition and Results of Operations and Part II, Item 1A. Risk Factors), and other risks and uncertainties listed from time to time in the Company’s other filings with the Securities and Exchange Commission. In particular, the consequences of the coronavirus outbreak to economic conditions and the travel industry in general and the financial position and operating results of the Company in particular have been material, are changing rapidly, and cannot be predicted. Additionally, there may be other factors of which the Company is not currently aware that may affect matters discussed in the forward-looking statements and may also cause actual results to differ materially from those discussed. The Company does not assume any obligation to publicly update or supplement any forward-looking statement to reflect actual results, changes in assumptions or changes in other factors affecting these forward-looking statements other than as required by law. Any forward-looking statements speak only as of the date hereof or as of the dates indicated in the statement.